Exhibit 10.57

REGO II BORROWER LLC,
a Delaware limited liability company, as mortgagor
(Mortgagor)
and
BANK OF CHINA, NEW YORK BRANCH,
as mortgagee
(Mortgagee)

SECOND AMENDED AND RESTATED MORTGAGE,
ASSIGNMENT OF LEASES
AND RENTS AND SECURITY AGREEMENT

Dated:	As of December 12, 2018

Location:	Lower Unit of the Rego II Condominium
61-01 Junction Boulevard
    Queens, New York

County:	Queens
PREPARED BY AND UPON
RECORDATION RETURN TO:
Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Nathan Sevilla, Esq.

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SECOND AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
THIS SECOND AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Mortgage”) is made as of this 12th day of December, 2018, by REGO II BORROWER LLC, a Delaware limited liability company having an office c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (“Mortgagor”), to BANK OF CHINA, NEW YORK BRANCH, having an address at 7 Bryant Park, 1045 Avenue of the Americas, 13th Floor, New York, New York 10018, as lender (together with its successors and assigns, “Mortgagee”).
W I T N E S S E T H:
WHEREAS, Mortgagor is the fee owner of the Unit (as hereinafter defined);
WHEREAS, Mortgagee and Mortgagor have previously entered into that certain Loan and Security Agreement, dated as of November 30, 2011 in the principal amount of $275,000,000.00 and evidenced by that certain Consolidated, Amended and Restated Promissory Note, dated as of November 30, 2011, made by Mortgagor to Mortgagee (the “Original Note”), which Original Note is secured by that certain Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement by Mortgagor to Mortgagee, dated as of November 30, 2011, in the amount of $275,000,000.00 (the “Original Mortgage”);
WHEREAS, this Mortgage is given to secure a loan (the “Loan”) in the principal sum of Two Hundred Fifty Two Million Five Hundred Forty Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) or so much thereof as may be advanced pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of the date hereof between Mortgagor and Mortgagee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Second Amended and Restated Promissory Note dated as of the date hereof, made by Mortgagor to Mortgagee (such consolidated, amended and restated promissory note, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter collectively referred to as the “Note”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement;
WHEREAS, to induce Mortgagee to make the Loan to Mortgagor and to secure the payment of the outstanding principal amount of the Loan, together with all interest accrued and unpaid thereon and all other sums due to Mortgagee in respect of the Loan under the Note, the Loan Agreement, this Mortgage and the other Loan Documents (collectively, the “Indebtedness”), and the performance of all of Mortgagor’s obligations under the Loan Documents, Mortgagee and Mortgagor desire to amend, modify and restate the terms and provisions of the Original Mortgage in its entirety, in the manner hereinafter set forth, so that all of the terms and provisions contained in this Mortgage shall supersede and control the terms and provisions of the Original Mortgage (it being agreed that the execution of this Mortgage shall not impair the lien created by the Original Mortgage);

WHEREAS, Mortgagor desires to secure the payment of the Indebtedness and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents;
WHEREAS, this Mortgage is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Mortgagor of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Mortgage; and
WHEREAS, Mortgagor and Mortgagee desire to amend and restate the terms and conditions contained in the Original Mortgage as set forth herein.
THEREFORE, the Original Mortgage is hereby amended and restated in its entirety so that the terms, conditions, covenants and provisions of the Original Mortgage shall read and be as set forth in this Mortgage.
NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Mortgage by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Mortgagor and Mortgagee hereby agree as follows:
A.    Amendment and Restatement. The Original Mortgage is hereby amended and restated in its entirety by this Mortgage.

ARTICLE 1

GRANTS OF SECURITY
Section 1.1    Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee and its successors and assigns all of Mortgagor’s right, title and interest in and to the following property, rights, interests and estates to the extent now owned or hereafter acquired by Mortgagor (collectively, the “Property”):
(a)    Unit and Common Elements. (i) The condominium unit known as the Lower Unit in the condominium regime known as the Rego II Condominium (the “Condominium”) located at 61-01 Junction Boulevard, Queens, New York, as further described in Exhibit A attached hereto and made a part hereof, together with the undivided interests in the common elements appurtenant to the Condominium as provided pursuant to the Declaration and all buildings, structures, foundations, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and/or improvements now or hereafter being a part thereof (collectively, the “Unit”), (ii) all of Mortgagor’s interest in the common elements appurtenant to the Unit as described in the Condominium Documents (the “Common Elements”) all as more particularly described in Exhibit A attached hereto and (iii) any and all right, title and interest in the estate and appurtenances relating to the interests set forth in clauses (i) and (ii) or arising from fee simple ownership of the Unit and/or said percentage interest in such Common Elements, which rights include, without limitation, membership interests, voting rights, easement rights, air rights, development rights and other rights to the extent set forth in and created pursuant to the Condominium Documents;
(b)    Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Unit and the development of the Unit and all additional lands and estates therein, in each case which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;
(c)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Unit (collectively, the “Improvements”);
(d)    Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Unit and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Unit, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Unit and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e)    Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Unit or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to Tenants under Leases except to the extent that Mortgagor shall have any right or interest therein and then only to the extent of such right or interest;
(f)    Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Unit and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Unit, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which Tenants are entitled to remove pursuant to Leases except to the extent that Mortgagor shall have any right or interest therein;
(g)    Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Unit and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Mortgage and all proceeds and products of the above;
(h)    Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Unit and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the Tenants of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Unit and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment and performance of the Obligations (as hereinafter defined), including the payment of the Indebtedness;
(i)    Condemnation Awards. Subject to Section 6.2 of the Loan Agreement, all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j)    Insurance Proceeds. Subject to Section 6.2 of the Loan Agreement, all proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
(k)    Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari proceeding or any other applications or proceedings for reduction of same, in each case, in respect of real estate taxes and assessments charged against the Property at any time during the term of the Loan;
(l)    Rights. Subject to the terms of the Loan Agreement and the other Loan Documents, the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;
(m)    Agreements. To the extent the same may be encumbered or assigned pursuant to the terms hereof and to the fullest extent permitted by applicable Legal Requirements, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Unit and any part thereof and any Improvements or respecting any business or activity conducted on the Unit and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder;
(n)    Trademarks. To the extent the same may be encumbered or assigned pursuant to the terms hereof and to the fullest extent permitted by applicable Legal Requirements, all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles in each case owned by Mortgagor relating to or used in connection with the operation of the Property;
(o)    Accounts. All reserves, escrows and deposit accounts maintained by Mortgagor with respect to the Property, including, without limitation, the Collateral Accounts established or maintained pursuant to the Loan Agreement, the Cash Management Agreement, the Account Agreement or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof;
(p)    Uniform Commercial Code Property. To the extent the same may be encumbered or assigned by Mortgagor pursuant to the terms thereof and to the fullest extent permitted by applicable Legal Requirements, all documents, instruments, chattel paper and intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and general intangibles relating to the Property;

(q)    Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether in cash, or in liquidation or other claims or otherwise; and
(r)    Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (q) above.
AND without limiting any of the other provisions of this Mortgage, to the extent permitted by applicable law, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Unit (the Unit, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Mortgage be deemed conclusively to be real estate and mortgaged hereby.
Section 1.2    Assignment of Rents. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases and Section 7.1(i) of this Mortgage, Mortgagee grants to Mortgagor a revocable license to collect, receive, use and enjoy the Rents. Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Indebtedness, for use in the payment of such sums.
Section 1.3    Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Mortgage, Mortgagor hereby grants to Mortgagee, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee after the occurrence and during the continuance of an Event of Default, Mortgagor shall, at its expense, assemble the Collateral and make it available to Mortgagee at a convenient place (at the Unit if tangible property) reasonably acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Mortgagee to the payment of the Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper. The principal place of business of Mortgagor (Debtor) is as set forth on page one hereof and the address of Mortgagee (Secured Party) is as set forth on page one hereof. Mortgagor hereby further authorizes Mortgagee to file a financing statement describing the Collateral covered thereby as “all assets of the debtor whether now owned or hereafter acquired”, notwithstanding that such wording may be broader in scope than the Collateral described in this Mortgage.
Section 1.4    Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Unit, described or referred to in this Mortgage, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.
Section 1.5    Pledges of Monies Held. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter held by Mortgagee or on behalf of Mortgagee in connection with the Loan, including, without limitation, any sums deposited in the Collateral Accounts (as defined in the Loan Agreement), as additional security for the Obligations until expended or applied as provided in this Mortgage.
CONDITIONS TO GRANT
TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;
PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Indebtedness at the time and in the manner provided in the Note, the Loan Agreement and this Mortgage, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Mortgagor’s obligation to indemnify and hold harmless Mortgagee pursuant to the provisions hereof and the other Loan Documents and any provision which by its terms expressly survives payment of the Indebtedness or release shall survive any such payment or release.
ARTICLE 2

DEBT AND OBLIGATIONS SECURED
Section 2.1    Indebtedness. This Mortgage and the grants, assignments and transfers made in Article 1 hereof are given for the purpose of securing the Obligations, including, but not limited to, the Indebtedness.

Section 2.2    Other Obligations. This Mortgage and the grants, assignments and transfers made in Article 1 hereof are also given for the purpose of securing the following (the “Other Obligations”):
(a)    the performance of all other obligations of Mortgagor contained herein;
(b)    the performance of each obligation of Mortgagor contained in the Loan Agreement and any other Loan Document; and
(c)    the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.
Section 2.3    Indebtedness and Other Obligations. Mortgagor’s obligations for the payment of the Indebtedness and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”
ARTICLE 3

MORTGAGOR COVENANTS
Mortgagor covenants and agrees that:
Section 3.1    Payment of Indebtedness. Mortgagor will pay the Indebtedness at the time and in the manner provided in the Loan Agreement, the Note and this Mortgage.
Section 3.2    Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.
Section 3.3    Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the Loan Agreement.
Section 3.4    Maintenance of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except to the extent not otherwise prohibited by the Loan Agreement and except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any Taking, in each case to the extent required by, and in accordance with, the Loan Agreement.

Section 3.5    Waste. Mortgagor shall not permit, commit or suffer any intentional waste, impairment, or deterioration of any portion of the Property in any material respect. Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Unit, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.6    Payment for Labor and Materials. (0) Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event, never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances or unless Mortgagee shall consent to such Lien or security interest in writing.
(a)    Notwithstanding the foregoing, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, pursuant to and in accordance with Section 7.3 of the Loan Agreement.
Section 3.7    Performance of Other Agreements. Mortgagor shall observe and perform each and every term, covenant and provision to be observed or performed by Mortgagor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.
Section 3.8    Change of Name, Identity or Structure. Except as permitted by the Loan Agreement, Mortgagor shall not change Mortgagor’s name, identity (including its trade name or names) or, if not an individual, Mortgagor’s corporate, limited liability company, partnership or other structure without first (a) notifying Mortgagee of such change in writing at least thirty (30) days prior to the effective date of such change, (b) taking all action required by Mortgagee for the purpose of perfecting or protecting the lien and security interest of Mortgagee and (c)  in the case of a change in Mortgagor’s structure, without first obtaining the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditional or delayed. Mortgagor shall promptly notify Mortgagee in writing of any change in its organizational identification number. If Mortgagor does not now have an organizational identification number and later obtains one, Mortgagor shall promptly notify Mortgagee in writing of such organizational identification number. Mortgagor shall execute and deliver to Mortgagee, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Mortgagee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Mortgagee, Mortgagor shall execute a certificate in form satisfactory to Mortgagee listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.

ARTICLE 4

OBLIGATIONS AND RELIANCES
Section 4.1    Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Agreement, the Note, this Mortgage or the other Loan Documents shall be construed so as to deem the relationship between Mortgagor and Mortgagee to be other than that of debtor and creditor.
Section 4.2    No Reliance on Mortgagee. The general partners, members, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Mortgagee’s expertise, business acumen or advice in connection with the Property.
Section 4.3    No Mortgagee Obligations. (a) Notwithstanding the provisions of Subsections 1.1(h), (m) and (p) or Section 1.2 hereof, prior to taking possession of any portion of the Property, Mortgagee is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents securing the Obligations.
(b)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Mortgage, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.
Section 4.4    Reliance. Mortgagor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Mortgage and the other Loan Documents, Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article IV of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Mortgagee; that such reliance existed on the part of Mortgagee prior to the date hereof; that the warranties and representations are a material inducement to Mortgagee in making the Loan; and that Mortgagee would not be willing to make the Loan and accept this Mortgage in the absence of the warranties and representations as set forth in Article IV of the Loan Agreement.
ARTICLE 5

FURTHER ASSURANCES

Section 5.1    Recording of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any of the other Loan Documents creating a Lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any mortgage with respect to the Property and any instrument of further assurance, and any modification or amendment of any of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any deed of trust or mortgage supplemental hereto, any mortgage with respect to the Property or any instrument of further assurance, and any modification or amendment of any of the foregoing documents, except where prohibited by law so to do and except for those Impositions that Mortgagor is not required to pay pursuant to the terms of the Loan Agreement.
Section 5.2    Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage, or for complying with all Legal Requirements; provided, however, that in no event shall Mortgagor be required to take any action or execute any document that would materially increase its obligations or decrease its benefits under the Loan Documents. Mortgagor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements (including, without limitation, initial financing statements and amendments thereto and continuation statements) with or without the signature of Mortgagor as authorized by applicable law, to evidence more effectively the security interest of Mortgagee in the Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation such rights and remedies available to Mortgagee pursuant to this Section 5.2.
Section 5.3    Changes in Tax, Debt, Credit and Documentary Stamp Laws. (a) If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Indebtedness from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Indebtedness or Mortgagee’s interest in the Property, Mortgagor will pay the tax to the extent required by, and in accordance with, Section 5.1.12 of the Loan Agreement, subject to the right to contest same, with interest and penalties thereon, if any. If

Mortgagee is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury then Mortgagee shall have the option by written notice of not less than one hundred eighty (180) days to declare the Indebtedness immediately due and payable.
(a)    Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Indebtedness for any part of the Impositions or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Indebtedness. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Indebtedness immediately due and payable.
(b)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Mortgage or any of the other Loan Documents or impose any other tax or charge on the same, Mortgagor will pay for the same to the extent required by, and in accordance with, Section 5.1.12 of the Loan Agreement, with interest and penalties thereon, if any.
Section 5.4    Splitting of Mortgage. This Mortgage and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Mortgagee, be split or divided into two (2) or more notes and two (2) or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Mortgagor, upon written request of Mortgagee, solely at Mortgagee’s cost, shall execute, acknowledge and deliver, to Mortgagee and/or its designee or designees substitute Notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses similar to, and not more adverse to Mortgagor than, those contained herein and in the Note, and such other documents and instruments as may be required by Mortgagee, provided that such additional documents and instruments do not contain any provisions which would increase Mortgagor’s obligations or decrease its benefits under the Loan Documents, other than to a de minimus extent.
Section 5.5    Replacement Documents. Upon receipt of an affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Mortgagor will issue, solely at Mortgagee’s cost, in lieu thereof, a replacement Note or a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.
ARTICLE 6

DUE ON SALE/ENCUMBRANCE
Section 6.1    Mortgagee Reliance. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its general partners, members and principals in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Indebtedness and the performance of the Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the repayment of the Indebtedness or the performance of the Obligations, Mortgagee can recover the Indebtedness by a sale of the Property.
Section 6.2    No Transfer . Mortgagor shall not permit or suffer any Transfer to occur, unless permitted as a Permitted Transfer or a Transfer otherwise permitted under the Loan Agreement or unless Mortgagee shall consent thereto in writing.
Section 6.3    Mortgagee’s Rights. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon a Transfer without Mortgagee’s consent. This provision shall apply to every Transfer, other than any Permitted Transfer or any Transfer otherwise permitted pursuant to the Loan Agreement, regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer.
ARTICLE 7

RIGHTS AND REMEDIES UPON DEFAULT
Section 7.1    Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
(a)    declare the entire unpaid Indebtedness to be immediately due and payable;
(b)    institute proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(c)    with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Indebtedness not then due, unimpaired and without loss of priority;
(d)    sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(i)    In connection with any sale or sales hereunder, Mortgagee shall be entitled to elect to treat any of the Property which consists of (x) a right in action, or (y) property that can be severed from the Real Property covered hereby, or (z) any improvements (without causing structural damage thereto), as if the same were personal property, and dispose of the same in accordance with the applicable law, separate and apart from the sale of the Real Property. Where the Property consists of Real Property, Personal Property, Equipment or Fixtures, whether or not such Personal Property or Equipment is located on or within the Real Property, Mortgagee shall be entitled to elect to exercise its rights and remedies against any or all of the Real Property, Personal Property, Equipment and Fixtures in such order and manner as is now or hereafter permitted by applicable law;
(ii)    Mortgagee shall be entitled to elect to proceed against any or all of the Real Property, Personal Property, Equipment and Fixtures in any manner permitted under applicable law; and if Mortgagee so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property, Personal Property, Equipment and Fixtures covered hereby, as designated by Mortgagee and Mortgagee is hereby authorized and empowered to conduct any such sale of any Real Property, Personal Property, Equipment and Fixtures in accordance with the procedures applicable to Real Property;
(iii)    Should Mortgagee elect to sell any portion of the Property which is Real Property or which is Personal Property, Equipment or Fixtures that the Mortgagee has elected under applicable law to sell together with Real Property in accordance with the laws governing a sale of the Real Property, Mortgagee shall give such notice of the occurrence of an Event of Default, if any, and its election to sell such Property, each as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, subject to the terms hereof and of the other Loan Documents, and without the necessity of any demand on Mortgagor, Mortgagee at the time and place specified in the notice of sale, shall sell such Real Property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Mortgagee may from time to time postpone any sale hereunder by public announcement thereof at the time and place noticed for any such sale; and
(e)    If the Property consists of several lots, parcels or items of property, Mortgagee shall, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Mortgagee designates. Any Person, including Mortgagor or Mortgagee, may purchase at any sale hereunder. Should Mortgagee desire that more than one sale or other disposition of the Property be conducted, Mortgagee, shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Mortgagee may designate, and no such sale shall terminate or otherwise affect the Lien of this Mortgage on any part of the Property not sold until all the Obligations have been satisfied in full. In the event Mortgagee elects to dispose of the Property, through more than one sale, except as otherwise provided by applicable law, Mortgagor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;

(f)    institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;
(g)    recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage or the other Loan Documents;
(h)    to the extent permitted by, and pursuant to the procedures provided by, applicable law, apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, which appointment is hereby authorized and consented to by Mortgagor, without notice and without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Mortgagor, any guarantor or indemnitor with respect to the Loan or of any Person liable for the payment of the Indebtedness or any part thereof;
(i)    the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, provided that Mortgagor, at its sole cost and expense, shall be entitled to copies of any such books, records and accounts and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment and performance of the Obligations (including, without limitation, the Indebtedness), in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) actually incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees; provided, that such license shall be reinstated upon the cure of such Event of Default;
(j)    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and

(ii) request Mortgagor at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Mortgagee at a convenient place reasonably acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, the Equipment and/or the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;
(k)    apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee in accordance with the terms of the Loan Agreement, this Mortgage or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion:
(i)    Impositions and Other Charges;
(ii)    insurance premiums;
(iii)    interest on the unpaid principal balance of the Note;
(iv)    amortization of the unpaid principal balance of the Note;
(v)    all other sums payable pursuant to the Note, the Loan Agreement, this Mortgage and the other Loan Documents, including without limitation advances made by Mortgagee pursuant to the terms of this Mortgage;
(l)    pursue such other remedies as Mortgagee may have under applicable law;
and/or
(m)    apply the undisbursed balance of any deficiency deposit, together with interest thereon, to the payment of the Indebtedness in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion.
In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Mortgage shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
Section 7.2    Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Mortgagee pursuant to the Note, this Mortgage or the other Loan Documents, may be applied by Mortgagee to the payment of the Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper.
Section 7.3    Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default or if Mortgagor fails to make any payment or to do any act as required to be made or done by it pursuant to the terms hereof upon the expiration of any grace or cure period, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Indebtedness, and the reasonable cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Indebtedness and shall be due and payable to Mortgagee upon demand. All such reasonable costs and expenses incurred by Mortgagee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period beginning on the first day after notice from Mortgagee that such cost or expense was incurred and continuing until the date of payment to Mortgagee. All such reasonable costs and expenses incurred by Mortgagee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Indebtedness and be secured by this Mortgage and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee therefor.
Section 7.4    Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, decides should be brought to protect its interest in the Property.
Section 7.5    Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as the same become due, without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for any Default or Event of Default by Mortgagor existing at the time such earlier action was commenced.
Section 7.6    Examination of Books and Records. At reasonable times and upon reasonable notice, Mortgagee, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Mortgagor which reflect upon its financial condition, at the Property or at any office regularly maintained by Mortgagor where the books and records are located. Mortgagee and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Mortgagee, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Mortgagor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor where the books and records are located. So long as no Event of Default has occurred and is continuing, Mortgagee may exercise its rights under this Section 7.6 no more than once per year.
Section 7.7    Other Rights, etc. (a) The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the other Loan Documents.
(b)    It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any portion of the Property or collateral not in Mortgagee’s possession.
(c)    Mortgagee may resort for the payment of the Indebtedness to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Indebtedness, or any portion thereof, or to enforce the Other Obligations or any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 7.8    Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Indebtedness shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Mortgage shall continue as a lien and security interest in the remaining portion of the Property.
Section 7.9    Intentionally Omitted.
Section 7.10    Recourse and Choice of Remedies. Notwithstanding any other provision of this Mortgage or the Loan Agreement, Mortgagee and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Mortgagor contained in Sections 9.2 and 9.3 herein without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Mortgagee commences a foreclosure action against the Property, Mortgagee is entitled to pursue a deficiency judgment with respect to such obligations against Mortgagor and any guarantor or indemnitor with respect to the Loan. The provisions of Sections 9.2 and 9.3 herein are exceptions to any non-recourse or exculpation provisions applicable to Mortgagor in the Loan Agreement, the Note, this Mortgage or the other Loan Documents, and Mortgagor is fully and personally liable for the obligations pursuant to Sections 9.2 and 9.3 herein. The liability of Mortgagor with respect to the Loan pursuant to Sections 9.2 and 9.3 herein is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Mortgagee from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this

Mortgage and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Mortgagor pursuant to Sections 9.2 and 9.3 herein, whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Mortgagee shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in the Environmental Indemnity Agreement.
Section 7.11    Right of Entry. Upon reasonable notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property on Business Days during normal business hours, subject to the rights of Tenants under their Leases and Mortgagor’s usual and customary safety requirements and accompanied by a representative of Mortgagor.
ARTICLE 8

INTENTIONALLY OMITTED
ARTICLE 9

INDEMNIFICATION
Section 9.1    General Indemnification. Except as limited by the non-recourse provisions of the Loan Agreement and except to the extent caused by the willful misconduct or gross negligence of the Indemnified Parties (as hereinafter defined), Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other reasonable costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Party and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Mortgage, the Property, the Common Elements or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Obligations (including, but not limited to, the Indebtedness), and the Note, the Loan Agreement, this Mortgage, and/or any other Loan Documents; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Mortgage or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor, any guarantor or indemnitor of the Loan and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property, the Common Elements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Mortgagor to perform or to be in compliance with any of the terms of this Mortgage; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property, the Common Elements or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone claiming through Mortgagor which may be payable in connection with the funding of the Loan; or (m) any material misrepresentation made by Mortgagor in this Mortgage or any other Loan Document beyond the expiration of any applicable cure period. Any amounts payable to Mortgagee by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date that written demand therefor has been made by an Indemnified Party until paid. For purposes of this Article 9, the term “Indemnified Parties” means Mortgagee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee’s or any Indemnified Party’s assets and business).
Section 9.2    Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Mortgage, the Note or any of the other Loan Documents, but excluding any income, withholding, backup withholding, branch profits, franchise or other similar taxes or fees in lieu of such taxes.
Section 9.3    ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and reasonable costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee’s sole discretion) that

Mortgagee may incur, directly or indirectly, as a result of a default under Sections 4.1.10 and 5.2.12 of the Loan Agreement.
Section 9.4    Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any occurrence in respect of which Indemnified Parties are entitled to indemnification pursuant to this Mortgage, Mortgagor shall at Mortgagor’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mortgagor’s reasonable expense for the insurer of the liability or by counsel designated by Mortgagor (unless reasonably disapproved by Mortgagee promptly after Mortgagee has been notified of such counsel, in which case Mortgagor may designate alternative counsel reasonably satisfactory to Mortgagee); provided, however, that nothing herein shall compromise the right of Mortgagee (or any Indemnified Party) to appoint its own counsel at Mortgagor’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mortgagee and Mortgagor that would make such separate representation advisable; and, provided, further, that if any Indemnified Party shall have appointed separate counsel pursuant to the foregoing, Mortgagor shall not be responsible for the expense of additional separate counsel of any other Indemnified Party, unless in the reasonable opinion of Mortgagee a conflict or potential conflict exists between such Indemnified Parties. So long as Mortgagor is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Mortgagee and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Mortgagor’s consent which shall not be unreasonably withheld or delayed, and Mortgagee and each Indemnified Party hereby agrees that it will not settle any such action, suit or proceeding without the consent of Mortgagor; provided, however, that if Mortgagor is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Mortgagee has provided Mortgagor with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Mortgagee may settle such action, suit or proceeding as to the claim against Mortgagee and claim the benefit of this Article 9 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Mortgagor prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which indemnification hereunder applies without prior written notice to Mortgagor. The provisions of this Section 9.4 shall survive any prepayment or payment of the Loan and, except with respect to claims arising from Mortgagee’s ownership and operation of the Property, any foreclosure or satisfaction of this Mortgage.
ARTICLE 10

WAIVERS
Section 10.1    Waiver of Counterclaim. To the extent permitted by applicable law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Mortgage, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 10.2    Marshalling and Other Matters. To the extent permitted by applicable law, Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons, in each case to the extent permitted by applicable law.
Section 10.3    Waiver of Notice. To the fullest extent permitted by applicable law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage or the Loan Documents specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.
Section 10.4    Waiver of Statute of Limitations. To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Indebtedness or performance of its Other Obligations.
Section 10.5    Survival. The indemnifications made pursuant to Section 9.3 herein shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction, release or other termination of this Mortgage or any other Loan Document, any assignment or other transfer of all or any portion of this Mortgage or any other Loan Document or Mortgagee’s interest in the Property in accordance with the Loan Agreement (but, in such case, such indemnification shall benefit both Indemnified Parties and any such assignee or transferee), any exercise of Mortgagee’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Mortgage, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the Obligations pursuant hereto.
ARTICLE 11

EXCULPATION
Section 11.1    Exculpation. The provisions of Section 14.1 of the Loan Agreement are hereby incorporated by reference into this Mortgage to the same extent and with the same force as if fully set forth herein.

ARTICLE 12

NOTICES
Section 12.1    Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 15.6 of the Loan Agreement.
ARTICLE 13

APPLICABLE LAW
Section 13.1    GOVERNING LAW. (a) THIS MORTGAGE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MORTGAGOR AND ACCEPTED BY MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR, AND MORTGAGEE EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS MORTGAGE, AND THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGEE OR MORTGAGOR ARISING OUT OF OR RELATING TO THIS MORTGAGE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND MORTGAGOR, AND BY ITS ACCEPTANCE OF THIS MORTGAGE, MORTGAGEE, EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MORTGAGOR DOES HEREBY DESIGNATE AND APPOINT
The Corporation Trust Company
111 Eighth Avenue

13th Floor
New York, New York 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MORTGAGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MORTGAGOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MORTGAGOR (I) SHALL GIVE PROMPT NOTICE TO MORTGAGEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
(c)    EACH OF MORTGAGOR AND MORTGAGEE AND EACH AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS MORTGAGE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MORTGAGOR AND MORTGAGEE, AND MORTGAGOR AND MORTGAGEE EACH ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF THE OTHER PARTY TO THIS MORTGAGE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. MORTGAGOR AND MORTGAGEE EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 13.2    Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Mortgagor and Mortgagee are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Mortgagee shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the maximum lawful rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Mortgagor to Mortgagee and (c) if through any contingency or event Mortgagee receives or is deemed to receive interest in excess of the lawful maximum rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Mortgagor to Mortgagee, or if there is no such indebtedness, shall immediately be returned to Mortgagor.
Section 13.3    Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.
ARTICLE 14

DEFINITIONS
Section 14.1    Definitions. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent direct owner or owners of the Property or any part thereof or any direct interest therein,” the word “Mortgagee” shall mean “Mortgagee and any successor lender under the Loan Agreement,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Mortgage, as amended, restated or otherwise modified, from time to time” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable third-party attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
ARTICLE 15

MISCELLANEOUS PROVISIONS
Section 15.1    No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 15.2    Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever. Mortgagee shall have the right to sell, assign, pledge, participate, transfer or delegate its rights and obligations under this Mortgage in connection with any assignment of the Loan and the Loan Documents to any Person in accordance with the Loan Agreement. Any assignee or transferee of Mortgagee shall be entitled to all the benefits afforded to Mortgagee under this

Mortgage. Except as specifically permitted by the Loan Agreement, Mortgagor shall not have the right to assign, delegate or transfer its rights or obligations under this Mortgage without the prior written consent of Mortgagee and any attempted assignment, delegation or transfer without such consent shall be null and void.
Section 15.3    Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Mortgage shall be construed without such provision.
Section 15.4    Headings, etc. The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 15.5    Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 15.6    Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness, the performance and discharge of Mortgagor’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.
Section 15.7    Entire Agreement. The Note, the Loan Agreement, this Mortgage and the other Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Mortgage and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Mortgage and the other Loan Documents.
Section 15.8    Limitation on Mortgagee’s Responsibility. No provision of this Mortgage shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee prior to foreclosure or deed in lieu of foreclosure or the taking of title to the Property by any other means, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person prior to foreclosure or deed in lieu of foreclosure or the taking of title to the Property by any other means, or, prior to foreclosure or deed in lieu of foreclosure or the taking of title to the Property by any other means, for any dangerous or defective condition of the Property, or for any negligence (other than the gross negligence of Mortgagee or any of their respective employees, officers, agents or representatives) in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Mortgagee a “mortgagee in possession.”
Section 15.9    Variable Interest Rate. The Loan secured by this Mortgage is a variable interest rate loan, as more particularly set forth in the Loan Agreement.
Section 15.10    Loan Agreement. This Mortgage is made pursuant to the Loan Agreement, and this Mortgage is subject to all of the provisions of the Loan Agreement including, without limitation, the provisions thereof entitling Mortgagee to declare the entire indebtedness secured hereby to be immediately due and payable, all of which provisions are incorporated herein with the same force and with like effect as if they were fully set forth herein at length and made a part hereof. In the event of any inconsistencies between this Mortgage and the Loan Agreement, the terms and conditions of the Loan Agreement shall control and be binding.
ARTICLE 16

NEW YORK STATE-SPECIFIC PROVISIONS
Section 16.1    Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 16 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 16 shall control and be binding.
Section 16.2    New York Provisions.
(a)    Commercial Property. Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate more than six (6) residential dwelling units, each having its own separate cooking facilities.
(b)    Insurance Proceeds. In the event of any conflict, inconsistency or ambiguity between (i) the provisions of the Note, this Mortgage or the other Loan Documents and (ii) the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of the Note, this Mortgage and the other Loan Documents shall control.
(c)    Trust Fund. Pursuant to Section 13 of the Lien Law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement of the Property and shall apply such advances first to the payment of the cost of any such improvement of the Property before using any part of the total of the same for any other purpose.
(d)    Section 291-f Agreement. This Mortgage is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby. Mortgagor hereby covenants and agrees that Mortgagor shall not, without the consent of Mortgagee, (i) amend, modify or waive the provisions of any Lease or terminate, reduce rents under or shorten the term of any Lease, except pursuant to and in accordance with the provisions of the Note, the Loan Agreement, this Mortgage and the other Loan Documents, or (ii) collect any Rents (exclusive of security deposits, Impositions and other pass-throughs of Operating Expenses) more than thirty (30) days in advance of the time when the same shall become due. Mortgagor shall (unless such notice is contained in the Lease) deliver notice of this Mortgage in form and substance reasonably acceptable to Mortgagee, to all present and future holders of any interest in any Lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Mortgagee the full protections and benefits of Section 291-f.
(e)    Maximum Indebtedness. The maximum amount of principal indebtedness secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is Two Hundred Fifty Two Million Five Hundred Forty Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) plus all amounts expended by Mortgagee following an Event of Default hereunder in respect of insurance premiums and real estate taxes, and all legal costs or expenses required to protect and preserve the lien of this Mortgage.
(f)    RPAPL. If a default shall occur hereunder or under any of the other Loan Documents and be continuing beyond any applicable notice, grace or cure period, Mortgagee may elect to sell the Property or any part thereof by exercise of the power of foreclosure or of sale granted to Mortgagee by Article 13 of the New York Real Property Actions and Proceedings Law (the “RPAPL”). In such case, Mortgagee may commence a civil action to foreclose this Mortgage pursuant to and in accordance with Article 13 of the RPAPL.
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IN WITNESS WHEREOF, this Mortgage has been executed by Mortgagor and Mortgagee as of the day and year first above written.
MORTGAGOR:
REGO II BORROWER LLC,
a Delaware limited liability company

By:	ALEXANDER’S OF REGO PARK II, INC., a Delaware corporation, its sole member
By:    /s/Alan J. Rice
    Name: Alan J. Rice
    Title: Authorized Signatory

S-1    Second Amended and Restated Mortgage

MORTGAGEE:
BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Raymond L. Qiao Name: Raymond L. Qiao Title: Authorized Signature, Bank of China, New York Branch

S-2    Second Amended and Restated Mortgage

ACKNOWLEDGMENT
STATE OF ____New York_    )
    )    ss.:
COUNTY OF _New York_     )
On this, the __10th__day of _December__, 2018, before me, the undersigned, personally appeared__Alan J. Rice____, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
/s/ Matthew M. Digirolamo
MATTHEW M. DIGIROLAMO
Notary Public, State of New York
No. 01D16353492
Qualified in New York County
Certificate Filed in New York County
Commission Expires August 21, 2021
(signature and office of individual taking acknowledgment)

N-1    Second Amended and Restated Mortgage

ACKNOWLEDGMENT
STATE OF _New York_    )
    )    ss.:
COUNTY OF __New York_    )
On this, the ___6th__day of __December, 2018, before me, the undersigned, personally appeared_Raymond Qiao__, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
/s/ Kenneth Ngew Lee,
Notary Public, State of New York
No. 01LE4834707
Qualified in Nassau County
Commission Expires October 31, 2021
(signature and office of individual taking acknowledgment)

N-2    Second Amended and Restated Mortgage

EXHIBIT A
LEGAL DESCRIPTION
THE CONDOMINIUM UNIT (HEREINAFTER REFERRED TO AS THE “UNIT”) IN THE BUILDING (HEREINAFTER REFERRED TO AS THE “BUILDING”) KNOWN AS REGO II CONDOMINIUM AND BY THE STREET NUMBER 61-01 JUNCTION BOULEVARD, REGO PARK, BOROUGH AND COUNTY OF QUEENS, CITY AND STATE OF NEW YORK, SAID UNIT BEING DESIGNATED AND DESCRIBED AS THE LOWER UNIT IN A DECLARATION DATED MARCH 8, 2013 MADE BY REGO II BORROWER LLC, PURSUANT TO ARTICLE 9-B OF THE REAL PROPERTY LAW OF THE STATE OF NEW YORK (HEREINAFTER REFERRED TO AS THE “CONDOMINIUM ACT”) ESTABLISHING A PLAN FOR CONDOMINIUM OWNERSHIP OF THE BUILDING AND THE LAND (HEREINAFTER REFERRED TO AS THE “LAND”) UPON WHICH THE BUILDING IS SITUATED (WHICH LAND IS MORE PARTICULARLY DESCRIBED BELOW), WHICH DECLARATION WAS DATED MARCH 8, 2013 AND RECORDED IN THE CITY REGISTER’S OFFICE ON NOVEMBER 6, 2013 AS CRFN 2013000458265 (WHICH DECLARATION AND AMENDMENTS (IF APPLICABLE) THERETO ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE “DECLARATION”). THE UNIT IS ALSO DESIGNATED AS TAX LOT 1001 IN BLOCK 2080, OF THE BOROUGH AND COUNTY OF QUEENS ON THE TAX MAP OF THE REAL PROPERTY ASSESSMENT DEPARTMENT AND ON THE FLOOR PLANS OF THE BUILDING, CERTIFIED BY LUIGI PIO RUSSO, ARCHITECT AND FILED IN THE REAL PROPERTY ASSESSMENT DEPARTMENT OF THE CITY OF NEW YORK AS CONDOMINIUM PLAN NO. 875 AND ALSO RECORDED IN THE CITY REGISTER’S OFFICE ON NOVEMBER 6, 2013 AS CRFN 2013000458266.

TOGETHER WITH AN UNDIVIDED 99.5 PERCENTAGE INTEREST IN THE GENERAL COMMON ELEMENTS (AS SUCH TERM IS DEFINED IN THE DECLARATION).

THE LAND AREA ON WHICH THE BUILDING CONTAINING THE UNITS IS ERECTED IS DESCRIBED AS FOLLOWS:

PARCEL I:

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF QUEENS, COUNTY OF QUEENS CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE SOUTHERLY SIDE OF HORACE HARDING EXPRESSWAY, FORMERLY HORACE HARDING BOULEVARD AND NASSAU BOULEVARD, 260 FEET WIDE, AND THE EASTERLY SIDE OF JUNCTION BOULEVARD, 80 FEET WIDE, AS SAID HORACE HARDING EXPRESSWAY AND JUNCTION BOULEVARD ARE NOW LAID OUT ON THE FINAL TOPOGRAPHICAL MAP OF THE CITY OF NEW YORK;

Exhibit A

RUNNING THENCE EASTERLY ALONG THE SOUTHERLY SIDE OF HORACE HARDING EXPRESSWAY, 456.35 FEET TO THE WESTERLY SIDE OF 97TH STREET, 60 FEET WIDE, AS SHOWN ON THE FINAL TOPOGRAPHICAL MAP OF THE CITY OF NEW YORK, PRIOR TO THE ADOPTION OF THE ALTERATION MAP NO. 3530 ON DECEMBER 20, 1951;

THENCE SOUTHERLY ALONG THE SAID WESTERLY SIDE OF 97TH STREET, 630 FEET TO THE NORTHERLY SIDE OF 62ND DRIVE, 80 FEET WIDE, AS SHOWN ON THE FINAL TOPOGRAPHICAL MAP OF THE CITY OF NEW YORK, PRIOR TO THE ADOPTION OF THE ALTERATION MAP NO. 4822 ON MARCH 2, 1987 ON CAL. NO. 1;

THENCE WESTERLY ALONG THE SAID NORTHERLY SIDE OF 62ND DRIVE, 456.35 FEET TO THE EASTERLY SIDE OF JUNCTION BOULEVARD;

THENCE NORTHERLY ALONG THE EASTERLY OF JUNCTION BOULEVARD, 630 FEET TO THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH, BUT SUBJECT TO THE BURDENS OF THE EASEMENT SET FORTH IN THE EASEMENT AGREEMENT BETWEEN ALEXANDER'S OF REGO PARK II, INC., AND ALEXANDER'S REGO SHOPPING CENTER, INC., DATED AS OF DECEMBER 21, 2007 AND RECORDED ON FEBRUARY 14, 2008 IN CRFN 2008000062504.

EXCEPTING THEREFROM THOSE PORTIONS OF HORSE BROOK CREEK AS IT WINDED AND TURNED THROUGH THE ABOVE DESCRIBED PREMISES WHICH ARE 10 FEET WIDE AND WHICH LIE BETWEEN THE WESTERLY LINE OF 97TH STREET AS IT WAS LAID OUT 60 FEET WIDE ON THE FINAL MAP OF THE CITY OF NEW YORK FOR THE BOROUGH OF QUEENS PRIOR TO THE ADOPTION OF THE ALTERATION MAP NO. 3530 ON DECEMBER 20, 1951 AND THE WESTERLY LINE OF 97TH STREET AS IT IS LAID OUT 70 FEET WIDE ON THE PRESENT FINAL MAP OF THE CITY OF NEW YORK FOR THE BOROUGH OF QUEENS.

ALSO EXCEPTING THEREFROM, THE FOLLOWING DESCRIBED PARCEL AS NOTED IN CRFN 2009000424437:

BEGINNING AT A POINT FORMED BY THE INTERSECTION OF THE NORTHERLY LINE OF 62ND DRIVE AND THE EASTERLY LINE OF JUNCTION BOULEVARD, AS SAID STREETS ARE SHOWN ON THE FINAL MAP OF THE BOROUGH OF QUEENS KNOWN AS MAP NO. 4822 ADOPTED BY THE BOARD OF ESTIMATE ON MARCH 2, 1987;

RUNNING THENCE EASTERLY ALONG THE NORTHERLY LINE OF 62ND DRIVE, 446.35 FEET TO THE WESTERLY LINE OF 97TH STREET;

THENCE SOUTHERLY ALONG THE PROLONGATION OF THE WESTERLY LINE OF 97TH STREET FORMING AN INTERIOR ANGLE OF 90 DEGREES WITH THE LAST MENTIONED COURSE, 10.00 FEET TO THE FORMER NORTHERLY LINE OF 62ND DRIVE;

Exhibit A

THENCE WESTERLY ALONG THE FORMER NORTHERLY LINE OF 62ND DRIVE, FORMING AN INTERIOR ANGLE OF 90 DEGREES WITH THE LAST MENTIONED COURSE, 446.35 FEET TO THE PROLONGATION OF THE EASTERLY LINE OF JUNCTION BOULEVARD;

RUNNING THENCE NORTHERLY AT RIGHT ANGLES TO THE PREVIOUS COURSE, 10.00 FEET TO THE POINT OR PLACE OF BEGINNING.

TOGETHER WITH ALL THE RIGHT, TITLE AND INTEREST OF THE PARTY OF THE FIRST PART, OF, IN AND TO ALL THE LAND IN THE BED OF 62ND DRIVE, 80 FEET WIDE, AS FORMERLY LAID OUT WITHIN THE LINES OF 62ND DRIVE, LYING IN FRONT OF AND ADJOINING THE ABOVE DESCRIBED PROPERTY, BUT NOT INCLUDING THE FOLLOWING AIR VOLUME ABOVE 62ND DRIVE.

AIR VOLUME - HORIZONTAL PLANES:

BEGINNING AT A POINT ON THE NORTHERLY LINE OF 62ND DRIVE, SAID POINT BEING DISTANT 80 FEET WESTERLY ALONG THE NORTHERLY LINE OF 62ND DRIVE FROM ITS INTERSECTION WITH THE WESTERLY LINE OF 97TH STREET, AS SAID STREETS ARE SHOWN ON THE FINAL MAP OF THE BOROUGH OF QUEENS KNOWN AS MAP NO. 4822 ADOPTED BY THE BOARD OF ESTIMATE MARCH 2, 1987;

RUNNING THENCE SOUTHERLY ALONG A LINE AT RIGHT ANGLES TO THE NORTHERLY LINE OF 62ND DRIVE, 10.00 FEET TO THE FORMER NORTHERLY LINE OF 62ND STREET;

THENCE WESTERLY ALONG THE FORMER NORTHERLY LINE OF 62ND DRIVE, AT RIGHT ANGLES TO THE LAST MENTIONED COURSE FOR 30 FEET TO A POINT;

THENCE NORTHERLY ALONG A LINE, AT RIGHT ANGLES TO THE LAST MENTIONED COURSE, FOR 10.00 FEET TO THE NORTHERLY LINE OF 62ND STREET;

THENCE EASTERLY ALONG THE NORTHERLY LINE OF 62ND DRIVE, 30.00 FEET TO THE POINT OR PLACE OF BEGINNING.

AIR VOLUME - VERTICAL LIMITS:

THE VERTICAL LIMITS OF THE STREET AIR VOLUME TO BE EXCLUDED SHALL BE BETWEEN A LOWER LIMITING PLANE AT ELEVATION 35.70 FEET AND AN UPPER LIMITING PLANE AT ELEVATION 80.2 FEET WITHIN THE HORIZONTAL LIMITS DESCRIBED ABOVE.

THE ELEVATIONS REFER TO THE DATUM IN USE BY THE QUEENS TOPOGRAPHICAL BUREAU WHICH IS 2.725 FEET ABOVE UNITED STATES COAST AND GEODETIC DATUM AT SANDY HOOK.

Exhibit A

PARCEL 2 (PORTION OF 62ND DRIVE):

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF QUEENS, COUNTY OF QUEENS, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHERLY SIDE OF 62ND DRIVE, 80 FEET WIDE, DISTANT 80 FEET WESTERLY AS MEASURED ALONG THE NORTHERLY SIDE OF 62ND DRIVE BETWEEN A LOWER LIMITING HORIZONTAL PLANE AT ELEVATION 35.70 FEET AND AN UPPER LIMITING HORIZONTAL PLANE AT ELEVATION 80.2 FEET;

RUNNING THENCE FROM THIS POINT OF BEGINNING SOUTHERLY ALONG A LINE FORMING AN INTERIOR ANGLE OF 90 DEGREES WITH THE NORTHERLY SIDE OF 62ND DRIVE, 80 FEET TO THE SOUTHERLY SIDE OF 62ND DRIVE;

THENCE WESTERLY ALONG THE SOUTHERLY SIDE OF 62ND DRIVE ALONG A LINE FORMING AN INTERIOR ANGLE OF 90 DEGREES WITH THE LAST MENTIONED COURSE, 30 FEET;

THENCE NORTHERLY ALONG A LINE FORMING AN INTERIOR ANGLE OF 90 DEGREES WITH THE LAST MENTIONED COURSE, 80 FEET TO THE NORTHERLY SIDE OF 62ND DRIVE;

THENCE EASTERLY ALONG THE NORTHERLY SIDE OF 62ND DRIVE ALONG A LINE FORMING AN INTERIOR ANGLE OF 90 DEGREES WITH THE LAST MENTIONED COURSE, 30 FEET UP TO THE POINT OR PLACE OF BEGINNING.

ELEVATIONS REFER TO THE DATUM IN USE BY THE QUEENS TOPOGRAPHICAL BUREAU WHICH IS 2.725 FEET ABOVE MEAN SEA LEVEL AT SANDY HOOK, NEW JERSEY AS ESTABLISHED BY THE U.S. COAST AND GEODETIC SURVEY.

Exhibit A